Exhibit 99.1

Contacts:
Schond Greenway
Halozyme Therapeutics
858-704-8352
ir@halozyme.com

Jim Mazzola
Halozyme Therapeutics
858-704-8122
ir@halozyme.com

HALOZYME APPOINTS JEFFREY W. HENDERSON TO BOARD

- Henderson brings deep financial and pharmaceutical industry expertise, most recently serving as CFO of $100 billion Cardinal Health -

SAN DIEGO, August 5, 2015 — Halozyme Therapeutics, Inc. (NASDAQ: HALO), a biotechnology company developing novel oncology and drug-delivery therapies, today announced the appointment of Jeffrey W. Henderson to its board of directors. Henderson brings nearly 30 years of financial, commercial and pharmaceutical industry expertise to the board, most recently serving for almost 10 years as chief financial officer of $100-billion health care products and services company, Cardinal Health.

“We are delighted to appoint an industry executive of Jeff’s caliber to the Halozyme board,” said Dr. Helen Torley, president and chief executive officer. “Jeff brings great depth from his business experience in strategy, finance, M&A and commercial operations that will complement our board’s expertise as we grow the company and prepare for the potential commercialization of our investigational new oncology drug, PEGPH20.”

Henderson served as CFO of Cardinal Health from 2005 until late last year, playing a key role in the company’s growth and transformation. During his tenure, the company acquired more than 30 companies, spun-off or sold multi-billion-dollar businesses and expanded into new geographies and market segments. In addition to his financial responsibilities, Henderson also managed commercial operations in China and Canada.

Prior to Cardinal Health, Henderson was president and general manager of Eli Lilly Canada Inc. and vice president and corporate controller of Eli Lilly & Co. He joined Lilly in 1998 as vice president and corporate treasurer. His prior experience included 10 years at General Motors Corp., where he served executive and managerial posts in Great Britain, Singapore, New York and Canada. He received his Bachelor of Science degree in electrical engineering from Kettering University, Flint, Mich., and his Master of Business Administration degree from Harvard Graduate School of Business Administration. Henderson is a native of St. Catharines, Ontario, Canada.

About Halozyme

Halozyme Therapeutics is a biotechnology company focused on developing and commercializing novel oncology therapies that target the tumor microenvironment. Halozyme’s lead proprietary program, investigational drug PEGPH20, applies a unique approach to targeting solid tumors, allowing increased access of co-administered cancer drug therapies to the tumor. PEGPH20 is currently in development for metastatic pancreatic cancer, non-small cell lung cancer, metastatic breast cancer and has potential across additional cancers in combination with different types of cancer therapies. In addition to its proprietary product portfolio, Halozyme has established value-driving partnerships with leading pharmaceutical companies including Roche, Baxalta, Pfizer, Janssen and AbbVie for its drug delivery platform, ENHANZE™, which enables biologics and small molecule compounds that are currently administered intravenously to be delivered subcutaneously. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com.

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company’s future expectations and plans for growth in 2015, the development and commercialization of product candidates and the potential benefits and attributes of such product candidates and expected financial outlook for 2015) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected fluctuations or changes in revenues from collaborators, unexpected results or delays in development and regulatory review, regulatory approval requirements, unexpected adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2015.

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